Distribution Financial Services MarineTrust 1999-2
March 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         472,131,914.91
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                            Prior                            Current
          Class          Prin. Pymt.  $1000 orig.prin.bal.  Prin. Pymt.  $1000 orig.prin.bal.
          A-1                $0.00           0.0000000    $8,531,375.05        40.4148649
          A-2                $0.00           0.0000000            $0.00         0.0000000
          A-3                $0.00           0.0000000            $0.00         0.0000000
          A-4                $0.00           0.0000000            $0.00         0.0000000
          A-5                $0.00           0.0000000            $0.00         0.0000000
          A-6                $0.00           0.0000000            $0.00         0.0000000
            B                $0.00           0.0000000            $0.00         0.0000000
            C                $0.00           0.0000000            $0.00         0.0000000

Distribution Allocable to Interest on Notes

                                 Prior                               Current
Class         Rate           Interest Pymt.  $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1           5.50%               $0.00           0.0000000      $600,929.57         2.8466853
A-2           5.98%               $0.00           0.0000000      $276,908.88         4.9833330
A-3           6.20%               $0.00           0.0000000      $558,666.50         5.1666670
A-4           6.48%               $0.00           0.0000000      $357,517.80         5.4000000
A-5         6.6656%               $0.00           0.0000000      $299,946.45         5.5546670
  B           6.93%               $0.00           0.0000000      $190,575.00         5.7750000
  C           7.61%               $0.00           0.0000000      $139,516.67         6.3416670


Note Balance After Giving Effect to Principal Distribution

                   Class    Beginning Balance        Pool Factor   Ending Balance:      Pool Factor
                     A-1      211,098,000.00            1.0000000  $122,580,531.51        580.6806827
                     A-2       55,567,000.00            1.0000000   $55,567,000.00          1.0000000
                     A-3      108,129,000.00            1.0000000   108,129,000.00          1.0000000
                     A-4       66,207,000.00            1.0000000    66,207,000.00          1.0000000
                     A-5       53,999,000.00            1.0000000    53,999,000.00          1.0000000
                       B       33,000,000.00            1.0000000    33,000,000.00          1.0000000
                       C       22,000,000.00            1.0000000    22,000,000.00          1.0000000

Servicing Fee                                                                               $196,721.63
Servicing Fee Per $1,000 of Orig.Note                                                         0.3576757

Realized Losses                                                                             $246,012.34

Reserve Account Balance                                                                  $20,364,102.56

Payments Received with Respect to Receivables During
Most Recently Ended Collection Period                                                    $11,226,688.12
          Interest Payments Received                                                      $3,157,502.24
          Scheduled Principal Payments Received                                           $1,994,323.64
          Principal Prepayments Received                                                  $6,074,862.24

Distribution to Residual Interestholders                                                          $0.00

Noteholders' Interest Carryover Shortfall                                                         $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                     0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                                      $0.00

Ending Pool Balance                                                                     $463,816,716.69
Ending Pool Factor                                                                                          0.84330295